Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2023 SECOND QUARTER RESULTS

Second Quarter Highlights

Highlights for the second quarter of 2023 include:
•An increase in net interest income of 6.3% over the second quarter of 2022;
•An increase in book value and tangible book value per share of $0.51;
•Net growth in loans of $121.3 million (or 13.9% annualized); and
•The payment of a 23 cent per share dividend on common stock on May 15, 2023.

GRAND RAPIDS, Mich., July 25, 2023 - Independent Bank Corporation (NASDAQ: IBCP) reported second quarter 2023 net income of $14.8 million, or $0.70 per diluted share, versus net income of $13.0 million, or $0.61 per diluted share, in the prior-year period. For the six months ended June 30, 2023, the Company reported net income of $27.8 million, or $1.31 per diluted share, compared to net income of $31.0 million, or $1.45 per diluted share, in the prior year period.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “We delivered another quarter of strong financial results with net income and pre-tax, pre-provision income both increasing from the prior quarter. We continue to see good stability in our deposit base and have successfully grown our client base and brought in new, full banking relationships. Economic conditions remain healthy throughout our markets and we continue to see attractive lending opportunities, which led to our total loans increasing at a 14% annualized rate in the second quarter. We have a solid pipeline of high quality commercial lending opportunities, and we believe that we can continue to grow our client base and deliver strong financial performance for our shareholders.”

Significant items impacting comparable second quarter 2023 and 2022 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $2.4 million ($0.09 per diluted share, after taxes) for the three-month period ended June 30, 2023, as compared to $3.1 million ($0.12 per diluted share, after taxes) for the three-months ended June 30, 2022.
•The provision for credit losses on loans was an expense of $3.3 million ($0.12 per diluted share, after taxes) in the second quarter ended June 30, 2023, as compared to an expense of $2.4 million ($0.09 per diluted share, after taxes) in the second quarter ended June 30, 2022.

Operating Results
The Company’s net interest income totaled $38.4 million during the second quarter of 2023, an increase of $2.3 million, or 6.3% from the year-ago period, and down $0.1 million, or 0.2%, from the first quarter of 2023. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.26% during the second quarter of 2023, compared to 3.26% in the year-ago period, and 3.33% in the first quarter of 2023. The year-over-year quarterly increase in net interest income was due to an increase in average interest-earning assets. The decrease in net interest income compared to the linked quarter was due to a decrease in net interest margin that was partially offset by an increase in average interest-earning assets. Average interest-earning assets were $4.76 billion in the second quarter of 2023, compared to $4.49 billion in the year ago quarter and $4.70 billion in the first quarter of 2023.
For the first six months of 2023, net interest income totaled $76.8 million, an an increase of $7.7 million, or 11.2% from the first six months in 2022. The Company’s net interest margin for the first six months of 2023 was 3.29% compared to 3.13% in 2022. The increase in net interest income for the first six months of 2023 compared to 2022 reflects this improved margin as well as our increase in average interest- earning assets.
Non-interest income totaled $15.4 million and $26.0 million, respectively, for the second quarter and for the first six months 2023, compared to $14.6 million and $33.6 million in the respective comparable prior year periods. These changes were primarily due to variances in mortgage banking related revenues and a loss on securities available for sale.
Net gains on mortgage loans in the second quarters of 2023 and 2022, were approximately $2.1 million and $1.3 million, respectively. For the first six months of 2023, net gains on mortgage loans totaled $3.4 million compared to $2.1 million in 2022. The increase in net gains on mortgage loans was primarily due to a increase in the gain on sale margin on mortgage loan sold that was partially offset by a decrease in the volume of mortgage loans sold.
Mortgage loan servicing, net, generated income of $3.7 million and $4.2 million in the second quarters of 2023 and 2022, respectively. For the first six months of 2023 and 2022, mortgage loan servicing, net, generated income of $4.4 million and $13.8 million, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with the magnitude of changes in mortgage loan interest rates and expected future prepayment levels between periods. Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended		Six months ended
	6/30/2023	6/30/2022	6/30/2023	6/30/2022
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$2,193	$2,124	$4,415	$4,207
Fair value change due to price	2,443	3,120	1,808	11,572
Fair value change due to pay-downs	(962)	(1,082)	(1,823)	(1,976)
Total	$3,674	$4,162	$4,400	$13,803
Non-interest expenses totaled $32.2 million in the second quarter of 2023, compared to $32.4 million in the year-ago period. For the first six months of 2023, non-interest expenses totaled $63.2 million versus $63.9 million in 2022.
The Company recorded income tax expense of $3.4 million and $6.3 million in the second quarter and first six months of 2023, respectively. This compares to an income tax expense of $2.9 million and $7.0 million in the second quarter and first six months of 2022. The changes in income tax expense principally reflect changes in pre-tax earnings in 2023 relative to 2022.

Asset Quality
A breakdown of non-performing loans by loan type is as follows:

	6/30/2023	12/31/2022	6/30/2022
Loan Type	(Dollars in thousands)
Commercial	$33	$38	$56
Mortgage	6,149	4,745	5,074
Installment	694	598	729
Sub total	6,876	5,381	5,859
Less - government guaranteed loans	2,882	1,660	1,360
Total non-performing loans	$3,994	$3,721	$4,499
Ratio of non-performing loans to total portfolio loans	0.11%	0.11%	0.14%
Ratio of non-performing assets to total assets	0.09%	0.08%	0.10%
Ratio of allowance for credit losses to total non-performing loans	1351.13%	1409.16%	1064.30%
The provision for credit losses on loans was an expense of $3.3 million and $2.2 million in the second quarters of 2023 and 2022, respectively. The provision for credit losses on loans was an expense of $2.5 million and an expense of $0.6 million in the first six months of 2023 and 2022, respectively. The quarterly change in the provision for credit losses on loans in 2023 compared to 2022, was primarily the result of a an increase in specific reserve on one commercial credit as well as increases in the pooled loan reserve and subjective loan allocations due primarily to loan growth. The year-to-date increase in the provision for credit losses in 2023 compared to 2022, was primarily the result of a combination of increases in net commercial specific allocations, pooled loan reserve and subjective loan allocations due to loan growth We recorded loan net charge offs (recoveries) of $(0.10) million and $(0.04) million in the second quarters of 2023 and 2022, respectively and $0.96 million and $0.02 million during the first six months of 2023 and 2022, respectively. At June 30, 2023, the allowance for credit losses for loans totaled $54.0 million, or 1.49% of total portfolio loans compared to $52.4 million, or 1.51% of total portfolio loans at December 31, 2022. The year-to-date increase in the provision for credit losses for securities HTM in 2023 compared to 2022, was the result of a loss incurred on a $3.0 million subordinated debt security that defaulted during the first quarter.
Balance Sheet, Capital and Liquidity
Total assets were $5.14 billion at June 30, 2023, an increase of $135.8 million from December 31, 2022. Loans, excluding loans held for sale, were $3.63 billion at June 30, 2023, compared to $3.47 billion at December 31, 2022.  Deposits totaled $4.49 billion at June 30, 2023, an increase of $108.6 million from December 31, 2022. This increase is primarily due to growth in reciprocal, time and brokered time deposit account balances that were partially offset by decreases in non-interest bearing and in savings and interest-bearing checking deposit account balances.
Cash and cash equivalents totaled $129.2 million at June 30, 2023, versus $74.4 million at December 31, 2022. Securities available for sale (“AFS”) totaled $731.8 million at June 30, 2023, versus $779.3 million at December 31, 2022.

Total shareholders’ equity was $375.2 million at June 30, 2023, or 7.31% of total assets compared to $347.6 million or 6.95% at December 31, 2022. Tangible common equity totaled $344.6 million at June 30, 2023, or $16.45 per share compared to $316.7 million or $15.04 per share at December 31, 2022. The increase in shareholder equity as well as tangible common equity are primarily the result of earnings retention and a decrease in accumulated other comprehensive loss related to unrealized losses on securities available for sale.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	6/30/2023	12/31/2022	Well Capitalized Minimum

Tier 1 capital to average total assets	8.72%	8.56%	5.00%
Tier 1 common equity to risk-weighted assets	11.11%	10.97%	6.50%
Tier 1 capital to risk-weighted assets	11.11%	10.97%	8.00%
Total capital to risk-weighted assets	12.36%	12.22%	10.00%

At June 30, 2023, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $926.9 million and $476.5 million, respectively. We also had approximately $866.9 million in fair value of unpledged securities AFS and HTM at June 30, 2023 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $800.1 million.
Share Repurchase Plan
On December 20, 2022, the Board of Directors of the Company authorized the 2023 share repurchase plan. Under the terms of the 2023 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2023. During the second quarter of 2023, the Company repurchased 200,000 shares of common stock, for an aggregate purchase price of $3.3 million.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Tuesday, July 25, 2023.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 245095). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/289851319.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 212125). The replay will be available through August 1, 2023.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $5.1 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, consumer banking, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended

December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	June 30, 2023	December 31, 2022
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$61,225	$70,180
Interest bearing deposits	67,967	4,191
Cash and Cash Equivalents	129,192	74,371
Securities available for sale	731,777	779,347
Securities held to maturity (fair value of $321,860 at June 30, 2023 and $335,418 at December 31, 2022)	360,926	374,818
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	18,131	17,653
Loans held for sale, carried at fair value	20,270	26,518
Loans held for sale, carried at lower of cost or fair value	—	20,367
Loans
Commercial	1,538,162	1,466,853
Mortgage	1,441,398	1,368,409
Installment	651,554	630,090
Total Loans	3,631,114	3,465,352
Allowance for credit losses	(53,964)	(52,435)
Net Loans	3,577,150	3,412,917
Other real estate and repossessed assets, net	658	455
Property and equipment, net	36,157	35,893
Bank-owned life insurance	54,507	55,204
Capitalized mortgage loan servicing rights, carried at fair value	44,427	42,489
Other intangibles	2,278	2,551
Goodwill	28,300	28,300
Accrued income and other assets	131,791	128,904
Total Assets	$5,135,564	$4,999,787

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,155,537	$1,269,759
Savings and interest-bearing checking	1,929,021	1,973,308
Reciprocal	720,985	602,575
Time	431,249	321,492
Brokered time	250,844	211,935
Total Deposits	4,487,636	4,379,069
Other borrowings	90,015	86,006
Subordinated debt	39,472	39,433
Subordinated debentures	39,694	39,660
Accrued expenses and other liabilities	103,585	108,023
Total Liabilities	4,760,402	4,652,191

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,943,694 shares at June 30, 2023 and 21,063,971 shares at December 31, 2022	318,241	320,991
Retained earnings	137,431	119,368
Accumulated other comprehensive loss	(80,510)	(92,763)
Total Shareholders’ Equity	375,162	347,596
Total Liabilities and Shareholders’ Equity	$5,135,564	$4,999,787

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30,
				2023	2022
	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$47,679	$44,294	$31,454	$91,973	$59,872
Interest on securities
Taxable	5,919	5,884	4,950	11,803	9,502
Tax-exempt	3,283	3,083	1,746	6,366	3,300
Other investments	1,067	675	214	1,742	431
Total Interest Income	57,948	53,936	38,364	111,884	73,105
Interest Expense
Deposits	17,461	13,760	1,216	31,221	1,983
Other borrowings and subordinated debt and debentures	2,137	1,735	1,087	3,872	2,060
Total Interest Expense	19,598	15,495	2,303	35,093	4,043
Net Interest Income	38,350	38,441	36,061	76,791	69,062
Provision for credit losses	3,317	2,160	2,379	5,477	806
Net Interest Income After Provision for Credit Losses	35,033	36,281	33,682	71,314	68,256
Non-interest Income
Interchange income	3,355	3,205	3,422	6,560	6,504
Service charges on deposit accounts	3,134	2,857	3,096	5,991	6,053
Net gains (losses) on assets
Mortgage loans	2,120	1,256	1,253	3,376	2,088
Securities available for sale	—	(222)	(345)	(222)	(275)
Mortgage loan servicing, net	3,674	726	4,162	4,400	13,803
Other	3,134	2,729	3,044	5,863	5,407
Total Non-interest Income	15,417	10,551	14,632	25,968	33,580
Non-interest Expense
Compensation and employee benefits	20,602	19,339	19,882	39,941	40,012
Data processing	2,891	2,991	2,644	5,882	4,860
Occupancy, net	1,845	2,159	2,077	4,004	4,620
Interchange expense	1,054	1,049	1,262	2,103	2,273
Furniture, fixtures and equipment	929	926	1,042	1,855	2,087
FDIC deposit insurance	749	783	457	1,532	979
Loan and collection	620	578	647	1,198	1,206
Legal and professional	473	607	479	1,080	972
Advertising	431	495	560	926	1,240
Costs (recoveries) related to unfunded lending commitments	100	(475)	649	(375)	294
Communications	635	668	762	1,303	1,519
Other	1,919	1,837	1,973	3,756	3,822
Total Non-interest Expense	32,248	30,957	32,434	63,205	63,884
Income Before Income Tax	18,202	15,875	15,880	34,077	37,952
Income tax expense	3,412	2,884	2,879	6,296	6,984
Net Income	$14,790	$12,991	$13,001	$27,781	$30,968
Net Income Per Common Share
Basic	$0.70	$0.62	$0.62	$1.32	$1.47
Diluted	$0.70	$0.61	$0.61	$1.31	$1.45

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$38,350	$38,441	$40,602	$39,897	$36,061
Provision for credit losses	3,317	2,160	1,390	3,145	2,379
Non-interest income	15,417	10,551	11,468	16,861	14,632
Non-interest expense	32,248	30,957	32,091	32,366	32,434
Income before income tax	18,202	15,875	18,589	21,247	15,880
Income tax expense	3,412	2,884	3,503	3,950	2,879
Net income	$14,790	$12,991	$15,086	$17,297	$13,001

Basic earnings per share	$0.70	$0.62	$0.72	$0.82	$0.62
Diluted earnings per share	0.70	0.61	0.71	0.81	0.61
Cash dividend per share	0.23	0.23	0.22	0.22	0.22

Average shares outstanding	21,040,349	21,103,831	21,064,556	21,057,673	21,070,266
Average diluted shares outstanding	21,222,535	21,296,980	21,266,876	21,251,933	21,266,476

Performance Ratios
Return on average assets	1.18%	1.06%	1.21%	1.40%	1.10%
Return on average equity	16.29	14.77	17.94	20.48	15.68
Efficiency ratio (1)	59.26	62.07	60.82	56.26	62.50

As a Percent of Average Interest-Earning Assets (1)
Interest income	4.91%	4.67%	4.41%	3.92%	3.47%
Interest expense	1.65	1.34	0.89	0.43	0.21
Net interest income	3.26	3.33	3.52	3.49	3.26

Average Balances
Loans	$3,567,920	$3,494,169	$3,449,944	$3,360,621	$3,145,095
Securities	1,111,670	1,146,075	1,164,809	1,226,203	1,312,934
Total earning assets	4,763,295	4,696,786	4,637,475	4,610,307	4,493,714
Total assets	5,044,746	4,988,440	4,934,859	4,884,841	4,758,960
Deposits	4,447,843	4,417,106	4,350,748	4,326,958	4,221,047
Interest bearing liabilities	3,415,621	3,304,868	3,159,374	3,075,210	3,005,103
Shareholders' equity	364,143	356,720	333,610	335,120	332,610
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	6.75%	6.60%	6.37%	6.15%	6.26%
Tangible common equity ratio excluding accumulated other comprehensive loss	8.09	7.95	7.98	7.86	7.78
Average equity to average assets	7.22	7.15	6.76	6.86	6.99
Total capital to risk-weighted assets (2)	13.68	13.80	13.62	13.58	13.64
Tier 1 capital to risk-weighted assets (2)	11.44	11.53	11.36	11.29	11.33
Common equity tier 1 capital to risk-weighted assets (2)	10.48	10.55	10.38	10.29	10.30
Tier 1 capital to average assets (2)	8.87	8.92	8.86	8.77	8.74
Common shareholders' equity per share of common stock	$17.91	$17.40	$16.50	$15.78	$15.73
Tangible common equity per share of common stock	16.45	15.94	15.04	14.30	14.25
Total shares outstanding	20,943,694	21,138,303	21,063,971	21,063,954	21,049,218

Selected Balances
Loans	$3,631,114	$3,509,809	$3,465,352	$3,409,858	$3,258,850
Securities	1,092,703	1,137,103	1,154,165	1,183,701	1,241,312
Total earning assets	4,830,185	4,860,696	4,688,246	4,633,876	4,552,185
Total assets	5,135,564	5,138,934	4,999,787	4,931,377	4,826,209
Deposits	4,487,636	4,544,749	4,379,069	4,327,028	4,290,574
Interest bearing liabilities	3,501,280	3,481,511	3,274,409	3,116,027	3,037,278
Shareholders' equity	375,162	367,714	347,596	332,308	331,134
(2)June 30, 2023 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$38,350	$36,061	$76,791	$69,062
Add: taxable equivalent adjustment	423	481	862	963
Net interest income - taxable equivalent	$38,773	$36,542	$77,653	$70,025
Net interest margin (GAAP) (1)	3.23%	3.21%	3.26%	3.09%
Net interest margin (FTE) (1)	3.26%	3.26%	3.29%	3.13%
(1)Annualized.

Tangible Common Equity Ratio

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(Dollars in thousands)
Common shareholders' equity	$375,162	$367,714	$347,596	$332,308	$331,134
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,278	2,415	2,551	2,697	2,871
Tangible common equity	344,584	336,999	316,745	301,311	299,963
Addition:
Accumulated other comprehensive loss for regulatory purposes	74,712	75,013	86,966	91,248	79,206
Tangible common equity excluding other comprehensive loss adjustments	$419,296	$412,012	$403,711	$392,559	$379,169

Total assets	$5,135,564	$5,138,934	$4,999,787	$4,931,377	$4,826,209
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,278	2,415	2,551	2,697	2,871
Tangible assets	5,104,986	5,108,219	4,968,936	4,900,380	4,795,038
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	74,712	75,013	86,966	91,248	79,206
Tangible assets excluding other comprehensive loss adjustments	$5,179,698	$5,183,232	$5,055,902	$4,991,628	$4,874,244

Common equity ratio	7.31%	7.16%	6.95%	6.74%	6.86%
Tangible common equity ratio	6.75%	6.60%	6.37%	6.15%	6.26%
Tangible common equity ratio excluding other comprehensive loss	8.09%	7.95%	7.98%	7.86%	7.78%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$375,162	$367,714	$347,596	$332,308	$331,134
Tangible common equity	$344,584	$336,999	$316,745	$301,311	$299,963
Shares of common stock outstanding (in thousands)	20,944	21,138	21,064	21,064	21,049

Common shareholders' equity per share of common stock	$17.91	$17.40	$16.50	$15.78	$15.73
Tangible common equity per share of common stock	$16.45	$15.94	$15.04	$14.30	$14.25
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.